EXHIBIT 10.33

HEWITT ASSOCIATES LLC

FIRST AMENDMENT TO THREE YEAR CREDIT AGREEMENT

This First Amendment to Three Year Credit Agreement (herein, the “Amendment”) is entered into as of September 29, 2003, by and among Hewitt Associates LLC, an Illinois limited liability company (the “Borrower”), the several financial institutions listed on the signature pages hereof, as Lenders, and Harris Trust and Savings Bank, as Administrative Agent (the “Administrative Agent”) for the Lenders.

PRELIMINARY STATEMENTS

A. The Borrower, the Lenders and the Administrative Agent are parties to a Three Year Credit Agreement dated as of September 27, 2002 (the “Credit Agreement”). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

B. The Borrower has requested that the Lenders replace the Tangible Net Worth Covenant with a Total Debt to Total Capitalization Covenant, change certain financial reporting requirements and make certain other changes to the Credit Agreement, and the Lenders are willing to do so under the terms and conditions set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. AMENDMENTS.

Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement shall be and hereby is amended as follows:

1.1. The definition of “Applicable Margin” set forth in Section 4.1 of the Credit Agreement shall be amended by deleting the paragraph immediately following the pricing table set forth therein and replacing it with a new paragraph, to read in its entirety as follows:

For purposes hereof, the term “Pricing Date” means, for any fiscal quarter of the Borrower ending on or after September 30, 2002, the date on which the Administrative Agent is in receipt of the Borrower’s most recent financial statements (and, in the case of the year-end financial statements, audit report of the Borrower or HAI, as required under Section 7.5 hereof) for the fiscal quarter then ended, pursuant to Section 7.5 hereof. The Applicable Margin shall be established based on the Leverage Ratio for the most recently completed fiscal quarter and the Applicable Margin established on a Pricing Date shall remain in effect until the next

Pricing Date. If the Borrower has not delivered its financial statements by the date such financial statements (and, in the case of the year-end financial statements, audit report of the Borrower or HAI, as required under Section 7.5 hereof) are required to be delivered under Section 7.5 hereof, until such financial statements and audit report are delivered, the Applicable Margin shall be the highest Applicable Margin (i.e., the Leverage Ratio shall be deemed to be greater than 1.50 to 1.0). If the Borrower subsequently delivers such financial statements before the next Pricing Date, the Applicable Margin established by such late delivered financial statements shall take effect from the date of delivery until the next Pricing Date. In all other circumstances, the Applicable Margin established by such financial statements shall be in effect from the Pricing Date that occurs immediately after the end of the fiscal quarter covered by such financial statements until the next Pricing Date. Each determination of the Applicable Margin made by the Administrative Agent in accordance with the foregoing shall be conclusive and binding on the Borrower and the Lenders if reasonably determined.

1.2. Section 4.1 of the Credit Agreement shall be amended by adding the following new defined terms thereto, each in its appropriate place in the alphabetical sequence, each to read in its entirety as follows:

“Other Senior Debt” means, collectively, the following:

Hewitt Properties I LLC-$75,000,000-Secured Credit Tenant Notes due October 30, 2018;

Hewitt Properties II LLC-$45,000,000-6.73% Secured Credit Tenant Notes due November 30, 2019;

Hewitt Properties III LLC-$40,000,000, 6.89% Secured Credit Tenant Notes due April 27, 2014;

Hewitt Properties IV LLC-$85,000,000-7.13% Secured Credit Tenant Notes due February 27, 2020;

Hewitt Associates LLC-$50,000,000 Senior Notes due May 30, 2008;

Hewitt Associates LLC-$15,000,000 7.94% Senior Notes, Series A, Tranche 1 due March 30, 2007; $35,000,000-8.08% Senior Notes, Series A, Tranche 2 due March 30, 2012;

Hewitt Associates LLC $10,000,000 8.11% Senior Notes, Series B, due June 30, 2010;

Hewitt Associates LLC $15,000,000 7.93% Senior Notes, Series C, due June 30, 2007;

Hewitt Associates LLC $10,000,000 7.65% Senior Notes, Series D due October 15, 2005; and

Hewitt Associates LLC $15,000,000 7.90% Senior Notes, Series E due October 15, 2010.

“Total Capitalization” means, at any time the same is to be determined, the sum of Total Debt at such time plus Net Worth at such time.

1.3. Section 7.4 of the Credit Agreement is amended by deleting the reference to “$25,000,000” set forth therein and replacing it with “$100,000,000”.

1.4. Section 7.5(b) of the Credit Agreement shall be amended and restated to read in its entirety as follows:

(b)(i) as soon as available, and in any event within ninety (90) days after the close of the annual accounting period ending on September 30, 2003 and each annual accounting period thereafter for which such audit report is provided to the holders of any of the Borrower’s Other Senior Debt, a copy of the annual audit report for the Borrower and its Subsidiaries as of the close of such period with accompanying financial statements (including consolidated balance sheet and profit and loss and cash flow statements of the Borrower and its Subsidiaries for such period), and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous fiscal year, accompanied by an unqualified opinion thereon of Ernst & Young LLP or another firm of independent public accountants of recognized national standing, selected by the Borrower and satisfactory to the Required Lenders, to the effect that the financial statements have been prepared in accordance with GAAP and present fairly in accordance with GAAP the consolidated financial condition of the Borrower and its Subsidiaries as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, such examination included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances; or

(b)(ii) for any fiscal year with respect to which audited financial statements of the Borrower and its Subsidiaries are not being provided to the Lenders pursuant to the immediately foregoing clause (b)(i), as soon as available, and in any event within ninety (90) days after the close of each annual accounting period of HAI, a copy of the annual audit report for HAI and its Subsidiaries as of the close of such period with accompanying financial statements (including consolidated balance sheet and profit and loss and cash flow statements of HAI and its Subsidiaries for such period), and accompanying notes thereto, together with unaudited consolidating financial statements of HAI and its Subsidiaries for such period, each in reasonable detail showing in comparative form the figures for the previous fiscal year, accompanied by, in the case of the audited financial statements, an unqualified opinion thereon of Ernst & Young LLP or another firm of independent public accountants of recognized national standing, selected by HAI and satisfactory to the Required Lenders, to the effect that the audited financial statements have been prepared in accordance with GAAP and present fairly in accordance with GAAP the consolidated financial condition of HAI and its Subsidiaries as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, such examination included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances; and

(b)(iii) for any fiscal year with respect to which audited financial statements of the Borrower and its Subsidiaries are not being provided to the Lenders pursuant to the foregoing clause (b)(i), as soon as available, and in any event within ninety (90) days after the close of each annual accounting period of Lincolnshire Insurance Company PPC Ltd. (“Lincolnshire Insurance”), a copy of the annual audit report for Lincolnshire Insurance as of the close of such period with accompanying financial statements (including balance sheet and profit and loss and cash flow statements of Lincolnshire Insurance for such period), and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous fiscal year, accompanied by an unqualified opinion thereon of Ernst & Young LLP or another firm of independent public accountants of recognized national standing, selected by Lincolnshire Insurance and satisfactory to the Required Lenders, to the effect that the financial statements have been prepared in accordance with GAAP and present fairly in accordance with GAAP the financial condition of the Lincolnshire Insurance as of the close of such fiscal year and the results of its operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, such examination included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances; and

1.5. Section 7.8 of the Credit Agreement shall be amended and restated to read in its entirety as follows:

Section 7.8. Total Debt to Total Capitalization Ratio. The Borrower will not at any time permit the ratio of Total Debt to Total Capitalization to exceed 0.45 to 1.0.

1.6. Section 7.20 of the Credit Agreement shall be amended by and restated to read in its entirety as follows:

Section 7.20. No Changes in Fiscal Year. The Borrower shall not, nor shall it permit HAI or any Subsidiary to, change its fiscal year from its present basis without the prior written consent of the Required Lenders, except that each of HAI and the Borrower may change its fiscal year end to December 31 provided that, prior to such change becoming effective, the Borrower and the Required Lenders have entered into an amendment to the provisions of this Agreement with respect to the effects of such change on the provisions hereof.

1.7. Schedule I to Exhibit E of the Credit Agreement shall be amended and restated in its entirety in the form of Exhibit A hereto.

SECTION 2. CONDITIONS PRECEDENT.

The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

2.1. The Borrower, the Administrative Agent and the Required Lenders shall have executed and delivered this Amendment.

2.2. The Borrower shall have paid all reasonable accrued and unpaid legal fees, expenses and disbursements of Chapman and Cutler, counsel to the Administrative Agent, incurred in connection with the Credit Agreement or this Amendment.

2.3. The Borrower shall have executed and delivered new Revolving Notes to those Lenders which are increasing their Revolving Credit Commitments as described in Section 4 hereof.

2.4. The Borrower shall have paid to the Administrative Agent, for the benefit of each Lender executing this Amendment, an amendment fee of 0.10% on the amount of such Lender’s Revolving Credit Commitment after giving effect to the Revolving Credit Commitment increase described in Section 4 hereof.

2.5. The Borrower shall have paid the Commitment Increase Fees.

SECTION 3. REPRESENTATIONS.

In order to induce the Lenders to execute and deliver this Amendment, the Borrower hereby represents to the Lenders that as of the date hereof the representations and warranties set forth in Section 5 of the Credit Agreement as amended hereby are and shall be and remain true and correct and the Borrower is in compliance with the terms and conditions of the Credit Agreement and no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.

SECTION 4. REVOLVING CREDIT COMMITMENT INCREASE.

Prior to the date hereof, the Borrower has proposed to increase the Revolving Credit Commitments to an aggregate amount of $75,000,000 pursuant to the provisions of Section 1.15 of the Credit Agreement. Certain of the Lenders have, pursuant to the provisions of said Section 1.15, elected to increase their respective Revolving Credit Commitments such that the Revolving Credit Commitments of the Lenders effective from and after the date hereof shall be:

Harris Trust and Savings Bank	$21,875,000.00
Bank of America, N.A.	$21,875,000.00
Wells Fargo Bank, National Association	$15,625,000.00
Wachovia Bank, N.A.	$15,625,000.00

In connection with such increase, the Borrower shall on the date hereof pay each Lender increasing its Revolving Credit Commitment a fee of 0.10% on the amount of such increase (the “Commitment Increase Fee”).

SECTION 5. MISCELLANEOUS.

5.1. Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

5.2. The Borrower agrees to pay on demand all reasonable third party costs and expenses incurred by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of counsel for the Administrative Agent.

5.3. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.

[SIGNATURE PAGE TO FOLLOW]

This First Amendment and Waiver to Credit Agreement is entered into as of this 29th day of September, 2003.

BORROWER

HEWITT ASSOCIATES LLC

By:	/s/ JOHN M. RYAN

Name:	John M. Ryan
Title:	Chief Administrative Officer

“Lenders”

HARRIS TRUST AND SAVINGS BANK, in its individual capacity as a Lender, and as Administrative Agent

By:	/s/ JOANN L. HOLMAN

Name:	Joann L. Holman
Title:	Vice President

BANK OF AMERICA, N.A.

By:	/s/ ROBERT MAURIELLO

Name:	Robert Mauriello
Title:	Principal

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ ANDREW T. CAVALLARI

Name:	Andrew T. Cavallari
Title:	Vice President

WACHOVIA BANK, N.A.

By:	/s/ DANIEL L. EVANS

Name:	Daniel L. Evans
Title:	Managing Director

EXHIBIT A

SCHEDULE I

TO COMPLIANCE CERTIFICATE

HEWITT ASSOCIATES LLC

COMPLIANCE CALCULATIONS

FOR CREDIT AGREEMENT DATED AS OF SEPTEMBER 27, 2002

CALCULATIONS AS OF                     ,

A.	Interest Coverage Ratio (Section 7.7)

	1.	Net Income for past 4 quarters	$	___________

	2.	Interest Expense for past 4 quarters	$	___________

	3.	Income taxes for past 4 quarters	$	___________

	4.	Depreciation and Amortization Expense for past 4 quarters	$	___________

	5.	Sum of lines A1, A2, A3, and A4	$	___________

	6.	Gains on sales of assets in past 4 quarters	$	___________

	7.	Difference of Line A5 minus Line A6 (“EBITDA”)	$	___________

	8.	Rental Expense for past 4 quarters	$	___________

	9.	Sum of Lines A7 and A8	$	___________

	10.	Interest Expense for past 4 quarters	$	___________

	11.	Sum of Lines A8 and A10	$	___________

	12.	Ratio of Line A9 to Line A11		___:1.0

	13.	Line A12 ratio must not be less than		2.0:1.0

	14.	The Borrower is in compliance (circle yes or no)		yes/no

B.	Total Debt to Total Capitalization Ratio (Section 7.8)

	1.	Total Debt	$	___________

	2.	Net Worth	$	___________

	3.	Sum of Lines B1 and B2 (“Total Capitalization”)	$	___________

	4.	Ratio of Line B1 to B3 (“Total Debt to Total Capitalization Ratio”)		___: 1.0

	5.	The Borrower is in compliance (circle yes or no)		yes/no

C.	Leverage Ratio (Section 7.9)

	1.	Total Debt	$	___________

	2.	Net income for past 4 quarters	$	___________

	3.	Interest Expense for past 4 quarters	$	___________

	4.	Income taxes for past 4 quarters	$	___________

	5.	Depreciation and Amortization Expense for past 4 quarters	$	___________

	6.	Sum of lines C2, C3, C4 and C5	$	___________

	7.	Gains on sales of assets in past 4 quarters	$	___________

	8.	Difference of Line C6 minus Line C7 (“EBITDA”)	$	___________

	9.	Ratio of Line C1 to Line C8		___:1.0

	10.	Line C9 ratio must not exceed		2.25:1.0

	11.	The Borrower is in compliance (circle yes or no)		yes/no